                                                                  EXHIBIT 10(36)

                  AMENDED AND RESTATED SPLIT-DOLLAR AGREEMENT
                  -------------------------------------------

     THIS AMENDED AND RESTATED SPLIT DOLLAR AGREEMENT is made and entered into as of this 22nd day of December, 1998, by and between The Primadonna Corporation, a Nevada corporation, with principal offices and place of business in the State of Nevada (hereinafter referred to as the "Corporation"), Gary E. Primm, an individual residing in the State of Nevada (hereinafter referred to as the "Employee"), and Robert E. Armstrong, Trustee of the 1992 Primm Children's Trust U/A dated December 22, 1992 (hereinafter referred to as the "Owner").

     WITNESSETH THAT:

     WHEREAS, the parties previously entered into two (2) split dollar agreements, dated January 19, 1993 and January 19, 1994, respectively ("Existing Agreements"); and

     WHEREAS, the parties have substituted two (2) variable joint life policies purchased by the Owner insuring the joint lives of Gary E. and Carolee Primm ("Insureds") in the aggregate face amount of $50,000,000 issued by John Hancock (Policy No. 20, 023,115) and Pacific Life Insurance Company (Policy No. VP 605, 970,50) ("New Policies") for the $70,000,000 of joint and individual insurance coverages set forth in the Existing Agreements ("Old Policies") and to credit the cash value of the New Policies with cash values under the Old Policies; and

     WHEREAS, the Corporation, the Employee and the Owner desire to amend the Existing Agreement to reflect the substitution of the New Policies for the Old Policies and to confirm, restate, and consolidate the terms and conditions of the Existing Agreements by this Agreement; and

     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree to amend and restate the Existing Agreements, in their entirety, as follows:

     1.  Incorporation of Recitals and Definitions.  The parties hereby
         -----------------------------------------
incorporate by this reference the recitals set forth in the Existing Agreements, but references to and definitions of the Policy, the Policies, Insurer and Insurers shall mean respectively, the New Policies and the insurers under the New Policies set forth above. All capitalized words and phrases used in the Existing Agreements and not otherwise defined herein shall have the same meanings such words and phrases have in the Existing Agreement.

     2.   Purchase of Policies.  The Owner has purchased the Policies on the
          ---------------------
lives of the Insureds from the Insurers, each of which has a total Face Amount of Insurance of $25,000,000. The parties hereto have taken all necessary action to cause the Insurers to issue the Policies, and shall take any further action which may be necessary to cause the Policies to conform to the provisions of this Agreement. The parties hereto agree that the Policies shall be subject to the terms and conditions of this Agreement and of the collateral assignments filed with the Insurers relating to the Policies. All capitalized words and phrases not otherwise defined herein shall have the same meaning such words and phrases have in the Policies.

     3.  Ownership of Policies. The Owner shall be the sole and absolute owner
         ----------------------
of the Policies, and may exercise all ownership rights granted to the Owner thereof by the terms of the Policies, including, but not limited to, the right to elect and to change the Death Benefit Option, the Face Amount of Insurance, and the investment options of the Policies, except as may otherwise be provided herein.

     4.  Payment of Premiums.
         --------------------

         a. Thirty (30) days prior to the due date of each Policy anniversary date, the Corporation shall notify the Employee and the Owner of the exact amount due from the Employee hereunder, which shall be an amount equal to the annual cost of current life insurance protection on the life of the Insureds, measured by the lower of the PS 58 Table rate if one of the Insureds is living, the US Life Table 38 rate if both Insureds are living or the current published premium rate of the Insurer which issued such Policy for annually renewable term insurance for standard risks if one of the Insureds is living. Either the Employee or the Owner, on behalf of the Employee, shall pay such required contribution to the Corporation prior to the premium due date. If neither the Employee nor the Owner makes such timely payment, the Corporation, in its sole discretion, may elect to make the Employee's portion of the premium payment which payment shall be recovered by the Corporation as provided herein.

         b. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the planned periodic premium to the Insurer which issued such Policy, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. Except with the consent of the Employee and the Owner, the Corporation shall not pay less than such planned periodic premium, but it may, in its discretion, at any time and from time to time, subject to acceptance of such amount by such Insurer, pay more than such planned periodic premium or make other premium payments on such Policy so long as the Policy remains a policy of life insurance and not a modified endowment contract by or defined by I.R.C.
(S)7702A reason of such payment. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of the insurance protection provided the Owner as the beneficiary of such Policy. Subject to the foregoing paragraph, in the event the Corporation elects to prepay the remaining premium payments under the Policy, the required contributions by the Employer, or the Owner shall be paid directly to the Corporation in immediate reduction of the amounts payable to the Corporation by the Owner for premiums previously paid by the Corporation hereunder.

     5.  Collateral Assignment.  To secure the repayment to the Corporation of
         ----------------------
the amount of the premiums on the Policies paid by it hereunder, the Owner has, contemporaneously herewith, assigned both of the Policies to the Corporation as collateral. The collateral assignments of the Policies to the Corporation hereunder shall not be terminated, altered or amended by the Owner, without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignments to conform to the provisions of this Agreement.

     6.  Limitations on Owner's Rights in Policies.  Except as otherwise
         ------------------------------------------
provided herein, the Owner shall not sell, assign, transfer, borrow against or withdraw from the cash surrender value of either Policy, surrender or cancel either Policy, change the beneficiary designation provision of either Policy, decrease the Face Amount of Insurance, make or change the allocation of the Policy Account established pursuant to the terms of either Policy among the various investment options under such Policy, nor change the Death Benefit Option provisions thereof without, in any such case, the express written consent of the Corporation.

     7.  Collection of Death Proceeds.
         -----------------------------

         a. Upon the death of the Insureds, the Corporation shall cooperate with the Owner to take whatever action is necessary to collect the death benefit provided under the Policies; when such benefits have been collected and paid as provided herein, this Agreement shall thereupon terminate.

         b. Upon the death of the Insureds, with respect to each Policy, the Corporation shall have the unqualified right to receive a portion of such death benefit of such Policy equal to the total amount of the premiums paid by it hereunder with respect to such Policy, reduced by any outstanding indebtedness which was incurred by the Corporation and secured by such Policy, including any interest due on such indebtedness. The balance of the death benefit provided under such Policy, if any, shall be paid directly to the Owner, in the manner and in the amount or amounts provided in the beneficiary designation provision of such Policy. In no event shall the amount payable to the Corporation hereunder with respect to any one Policy exceed the death benefit of such Policy payable at the death of the Insureds. No amount shall be paid from such death benefit to the Owner until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provisions of the Policies shall conform to the provisions hereof.

         c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under a Policy upon the death of the Insureds and in lieu thereof the Insurer refunds all or any part of the premiums paid for such

Policy, the Corporation and the Owner shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.

     8.   Termination of the Agreement Before Last Insureds' Death.
          ---------------------------------------------------------

         a. This Agreement shall terminate, before the last of the Insureds death, without notice, upon the occurrence of any of the following events: (i) total cessation of the Corporation's business; (ii) bankruptcy, receivership or dissolution of the Corporation; (iii) termination of Employee's employment by the Corporation (other than by reason of his death); (iv) the death of the Employee; (v) mutual consent of the parties; or (vi) failure of both the Employee and the Owner to timely pay to the Corporation the Employee's portion of the premiums, if any, due hereunder, unless the Corporation elects to make such payment on behalf of the Employee, as provided herein.

         b. In addition, either the Employee or the Owner may terminate this Agreement, while no premium under either Policy is overdue, by written notice to the Corporation. Such termination shall be effective as of the date of such notice.

     9.   Disposition of the Policies on Termination of the Agreement Before
          ------------------------------------------------------------------
Last Insured's Death.
--------------------

         a. For sixty (60) days after the date of the termination of this Agreement prior to the last of the Insureds' death, the Owner shall have the option of obtaining the release of the collateral assignments of either or both of the Policies to the Corporation. To obtain such release with respect to a Policy, the Owner shall repay to the Corporation the total amount of the premium payments made by the Corporation hereunder with respect to such Policy, less any indebtedness secured by such Policy which was incurred by the Corporation and remains outstanding as of the date of such termination, including any interest due on such indebtedness. Upon receipt of such amount, the Corporation shall release the collateral assignment of such Policy, by the execution and delivery of an appropriate instrument of release.

         b. If the Owner fails to exercise such option within such sixty (60) day period with respect to one or both of the Policies, then, at the request of the Corporation, the

Owner shall execute any document or documents required by the Insurer to transfer the interest of the Owner in those Policies for which a release of the collateral assignment was not obtained to the Corporation. Alternatively, the Corporation may enforce its right to be repaid the amount of the premiums on any such Policy paid by it from the cash surrender value of such Policy under the collateral assignment of such Policy; provided that in the event the cash surrender value of such Policy exceeds the amount due the Corporation, such excess shall be paid to the Owner. Thereafter, neither the Owner nor the Owner's successors, assigns or beneficiaries shall have any further interest in and to any such Policy, either under the terms thereof or under this Agreement.

     10.  Insurers Not Parties.  Each Insurer shall be fully discharged from its
          ---------------------
obligations under the Policy issued by it by payment of the insurance benefits under such Policy to the beneficiary or beneficiaries named in such Policy, subject to the terms and conditions of such Policy. In no event shall either Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of either Insurer as expressly provided in the Policy issued by such Insurer, except insofar as the provisions hereof are made a part of such Policy by the collateral assignment executed by the Owner and filed with such Insurer in connection herewith.

     11.  Named Fiduciary, Determination of Benefits, Claims Procedure and
          ----------------------------------------------------------------
Administration.
---------------

         a. Named Fiduciary. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

         b. (1) Claim. A person who believes that he or she being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the President of the Corporation at its then principal place of business.

              (2) Claim Decision. Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause. If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

              (3) Request for Review. With sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Corporation's determination by the Secretary of the Corporation within such sixty (60) day period, he or she shall be barred and estopped from challenging the Corporation's determination.

              (4) Review of Decision. Within sixty (60) days after the Secretary's receipt of a request for review, he or she will review the Corporation's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty
(120) days after receipt of the request for review.

     12.   Amendment.  This Agreement may not be amended, altered or modified,
           ----------
except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

     13.   Binding Effect.  This Agreement shall be binding upon and inure to
           ---------------
the benefit of the Corporation and its successors and assigns, and the Employee, the Owner, and their respective successors, assigns, heirs, executors, administrators and beneficiaries.

     14.   Notice.  Any notice, consent or demand required or permitted to be
           -------
given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

     15.   Governing Law.  This Agreement, and the rights of the parties
           --------------
hereunder, shall be governed by and construed in accordance with the laws of the State of Nevada.

          (The rest of this page has been left blank intentionally.)

     IN WITNESS WHEREOF, the parties hereto have executed multiple original copies of this Agreement the day and year first above written.


Corporation:                            Employee:

The Primadonna Corporation,
a Nevada corporation                      /s/
                                        -------------------------------------
                                        Gary E. Primm, a married man
By:   /s/
    --------------------------------

Title:
       -----------------------------    Owner:

                                        1992 Primm Children's Trust (u/d/t
Attest:                                 December 22, 1992)

  /s/                                   By:   /s/
------------------------------------        ---------------------------------
John Shigley, Secretary                     Robert E. Armstrong, Trustee

                                   EXHIBIT A
                                   ---------

     The following life insurance policies are subject to the attached Split-Dollar Agreement:

--------------------------------------------------------------------------------
   1.  John Hancock                        Policy No. 20, 023,115
--------------------------------------------------------------------------------
   2.  Pacific Life Insurance Company      Policy No. VP 605, 970,50
--------------------------------------------------------------------------------